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                                                                     EXHIBIT 4-a


                      SOUTHWESTERN BELL TELEPHONE COMPANY

                             OFFICERS' CERTIFICATE

                         6-5/8% Notes due July 15, 2007

                       Pursuant to Section 2.02(a) of the
                           Indenture Identified Below


                 The undersigned, Robert M. Lynch, Vice President and General Counsel-External Affairs of Southwestern Bell Telephone Company (the "Telephone Company"), and Roger W. Wohlert, Treasurer of the Telephone Company, acting pursuant to an authorization contained in certain resolutions duly adopted by the Board of Directors of the Telephone Company on July 30, 1993, do hereby determine and establish the following terms for a series (the "Series") of the Telephone Company's debt securities (the "Securities") to be issued under an Indenture, dated as of February 1, 1985, as supplemented by the First Supplemental Indenture, dated as of June 1, 1991 (together, the "Indenture"), from the Telephone Company to The Bank of New York, as Trustee (terms defined in the Indenture shall have the meanings as so defined when used herein, unless otherwise defined herein):


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
 (1)   Title of Securities of the Series:                       6-5/8% Notes due July 15, 2007
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
 (2)   Limit, if any, upon the aggregate principal
       amount of Securities of the Series which may be
       authenticated and delivered under the Indenture
       (except for Securities authenticated and
       delivered upon registration of transfer of, or in
       exchange for, or in lieu of, other Securities of
       the Series pursuant to Sections 2.08, 2.09,2.12,
       3.06 or 9.05 of the Indenture):                          $250,000,000

 (3)   Date or dates on which the principal of
       Securities of the Series is payable:                     July 15, 2007

 (4)   With respect to interest on Securities of the
       Series:
       (a)    The rate or rates at which Securities of          6-5/8% per annum on non-overdue principal
              the Series shall bear interest:                   and (to the extent that the payment of such
                                                                interest shall be legally enforceable) on
                                                                any overdue
                                                                principal and any overdue installment of
                                                                interest.

       (b)    The method of calculating such rate or
              rates of interest:                                Not applicable.

       (c)    The date from which such interest shall           July 11, 1997, or from the most recent
              accrue:                                           January 15 or July 15 to which interest has
                                                                been paid or duly provided for, until the
                                                                principal thereof is paid or made available
                                                                for payment.

       (d)    The dates on which such interest shall be         January 15 and July 15, commencing
              payable ("Interest Payment Dates"):               January 15, 1998.
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
       (e)    Record dates for interest payable on any          The close of business on the January 1 or
              interest payment date:                            July 1 (even if a Legal Holiday), as the
                                                                case may be, next preceding an Interest
                                                                Payment Date shall be the "Regular Record
                                                                Date" for the interest payable on such
                                                                Interest Payment Date; a special record
                                                                date shall be fixed for the payment of
                                                                defaulted interest in accordance with
                                                                Section 2.14 of the Indenture.

 (5)   Place or places where the principal of and               At the office or agency of the Telephone
       interest on Securities of the Series shall be            Company maintained for such purpose in the
       payable:                                                 Borough of Manhattan, The City of New York,
                                                                State of New York, which at the date hereof
                                                                is the principal corporate trust office of
                                                                the Trustee, and at any other office or
                                                                agency maintained by the Telephone Company
                                                                for such purpose, provided, however, that
                                                                at the option of the Telephone Company it
                                                                may pay interest by check or draft mailed
                                                                to the Holder's address as it appears on
                                                                the register for Securities of the Series.

 (6)   With respect to redemption, in whole or in part,         The Securities of the Series are not
       of Securities of the Series at the option of the         redeemable prior to maturity.
       Telephone Company:
 (7)   With respect to the mandatory redemption or
       purchase of Securities of the Series:

       (a)    Any provisions for a sinking fund or
              analogous provisions or for mandatory
              redemption upon the happening of a
              specified event or for redemption or
              purchase at the option of a Holder:               Not applicable.

       (b)    The period or periods within which such
              redemptions or purchases must be made:            Not applicable.
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
       (c)    The applicable price or prices at which
              such redemptions or purchases must be
              made:                                             Not applicable.

       (d)    The terms and conditions of such
              redemptions or purchases:                         Not applicable.

 (8)   Denominations in which Securities of the Series          $1,000 and integral multiples thereof.
       are issuable:
 (9)   If other than the principal amount thereof, the
       portion of the principal amount of Securities of
       the Series payable on declaration of acceleration
       pursuant to Section 6.02 of the Indenture:               Not applicable.

 (10)  (a)    Whether Securities of the Series are
              issuable as Registered Securities,
              Unregistered Securities (with or without
              Interest coupons), or any combination
              thereof:                                          Registered Securities only.

       (b)    Any restrictions applicable to the
              offering or sale of Unregistered
              Securities:                                       Not applicable.

       (c)    Whether, and the terms upon which,
              Unregistered Securities of the Series may
              be exchanged for Registered Securities of
              the Series and vice versa:                        Not applicable.
 (11)  With respect to the payment of additional amounts
       on Securities of the Series held by a person who
       is not a U.S. person in respect of taxes or
       similar charges withheld or deducted:

       (a)    Whether and under what circumstances such
              payments will be made:                            Not applicable.
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
       (b)    If such additional amounts are to be paid,
              whether the Telephone Company will have
              the option to redeem such Securities of
              the Series rather than pay such additional
              amounts:                                          Not applicable.

 (12)  Whether the Securities of the Series are issuable        The Securities of the Series  will be
       in whole or in part in the form of one or more           represented by a Global Security or
       Global Securities and, in such case, the                 Securities to be deposited with The
       Depository for such  Global Security or                  Depository Trust Company, as Depository, in
       Securities:                                              accordance with its "book-entry only"
                                                                procedures.

 (13)  The currency or currencies in which payment of
       the principal of and interest on the Securities
       of the Series shall be payable:                          U.S. dollars.
 (14)  Whether the amount or payments of principal of or
       interest on the Securities of the Series may be
       determined with reference to an index and, in
       such case, the manner in which such amounts shall
       be determined:                                           Not applicable.

 (15)  Any other covenants or terms of Securities of the
       Series, including any additional restrictive
       covenants not described above or any terms
       required by United States laws or regulations or
       advisable in connection with the marketing of
       Securities of the Series:                                None.

 (16)  Initial public offering price of Securities of           99.746% of their principal amount.
       the Series:

 (17)  Underwriters' commission or discount as a
       percentage of the principal amount of Securities
       of the Series to be issued:                              .65%
 (18)  Agency fees as a percentage of the principal
       amount of Securities of the Series to be issued:         Not applicable.
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
 (19)  Attached to this Certificate as Exhibit A is a
       specimen of the Securities of the Series, which
       is hereby approved.

 (20) Attached to this Certificate as Exhibit B is the form of the Underwriting Agreement (including
       Schedules I and II thereto), which is hereby approved, relating to the offering and sale of the Securities of the Series and the Securities of another series to be issued under the Indenture entitled 7-3/8% Debentures due July 15,
       2027, the terms and forms of which have been determined and established pursuant to a separate
       Officers' Certificate dated the date hereof.
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IN WITNESS WHEREOF, we have executed this Certificate on behalf of the
Telephone Company.


Dated:  July 8, 1997

                                         --------------------------------
                                         Robert M. Lynch
                                         Vice President and General
                                         Counsel-External Affairs




                                         --------------------------------
                                         Roger W. Wohlert
                                         Treasurer





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